SUNAMERICA CAPITAL TRUST I

			     OFFER TO EXCHANGE ITS

		% TRUST ORIGINATED PREFERRED SECURITIES ("TOPrSSM")

			  (liquidation amount $25 per
			    Preferred Security and
		  guaranteed to the extent set forth in the
			Offering Circular/Prospectus by
			       SunAmerica Inc.)

		   FOR UP TO 5,500,000 OUTSTANDING SHARES OF

		       9 1/4% PREFERRED STOCK, SERIES B

				      OF

				SUNAMERICA INC.


							       April  , 1995

To Brokers, Dealers, Commercial
	 Banks, Trust Companies and
	 Other Nominees

	 We have been appointed by SunAmerica Inc., a Maryland corporation ("SunAmerica") and SunAmerica Capital Trust I, a Delaware statutory business trust (the "Trust"), to act as Dealer Manager in connection with the offer by the Trust to exchange, upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus referred to below and the related Letter of Transmittal (which together constitute the "Offer"), its ____% Trust Originated Preferred Securities ("TOPrS") (the "Preferred Securities") for up to 5,500,000 shares of outstanding 9 1/4% Preferred Stock, Series B (the "Series B Preferred") of SunAmerica that are validly tendered and accepted for exchange pursuant to the Offer. In connection with the Offer, SunAmerica will deposit in the Trust as trust assets its ___% Junior Subordinated Debentures, Series A, due 2044 as set forth in the Offering Circular/Prospectus referred to below.


- ------------
SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

	 Pursuant to the Offer, exchanges will be made on the basis of one Preferred Security for each share of Series B Preferred validly tendered and accepted for exchange in the Offer. Shares of Series B Preferred not accepted for exchange because of proration will be returned.


	 The Trust will accept for exchange all shares of Series B Preferred validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration described in the Offering Circular/Prospectus dated April ___, 1995 (the "Offering Circular/Prospectus").


	 For your information and for forwarding to your clients for whom you hold shares of Series B Preferred registered in your name or in the name of your nominee, we are enclosing the following documents:


	 1.    Offering/Circular Prospectus dated April __, 1995;


	 2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;


	 3. Notice of Guaranteed Delivery to be used to accept the Offer if the shares of Series B Preferred and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date (as defined in the Offering/Circular Prospectus), or the book-entry transfer of the shares of Series B Preferred cannot be completed by the Expiration Date;

	 4. A form of letter that may be sent to your clients of whose accounts you hold shares of Series B Preferred registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions and designation of Soliciting Dealer with regard to the Offer; and


	 5. Return envelope addressed to The First National Bank of Chicago, the Exchange Agent.

	 WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.


	 THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON MAY   , 1995, UNLESS THE OFFER IS EXTENDED.

	 NEITHER THE BOARD OF DIRECTORS OF SUNAMERICA NOR SUNAMERICA NOR THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF SERIES B PREFERRED AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF SERIES B PREFERRED ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

	 SunAmerica will pay to a Soliciting Dealer (as defined herein) a
solicitation fee of $     per share of Series B Preferred validly tendered and
accepted for exchange pursuant to the Offer. For purposes of this letter, "Soliciting Dealer" includes (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Offer. No such fee shall be payable to a Soliciting Dealer in respect of shares of Series B Preferred registered in the name of such Soliciting Dealer unless (i) such shares of Series B Preferred are held by such Soliciting Dealer as nominee and such shares of Series B Preferred are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or on the Notice of Solicited Tenders or (ii) such shares of Series B Preferred are being tendered for the benefit of the Soliciting Dealer and such Soliciting Dealer certifies on the Letter of Transmittal or on the Notice of Solicited Tenders that such shares of Series B Preferred were acquired by the Soliciting Dealer (x) after the commencement of the Offer, (y) at a price not in excess of $____ per share of Series B Preferred and (z) from a holder solicited by the Soliciting Dealer. For purposes of clause (z), "solicited" shall mean direct contact (other than the mailing of the Offer materials) with the holder relating to the tender of shares of Series B Preferred beneficially owned by the holder that resulted in the purchase by the Soliciting Dealer of such shares of Series B Preferred. No such fee shall be payable to a Soliciting Dealer with respect to the tender of shares of Series B Preferred by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders" or the Notice of Solicited Tenders accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer with respect to the tender of shares of Series B Preferred by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself).
No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of SunAmerica, the Trust, the Exchange Agent, the Information Agent or the Dealer Manager.

	 SunAmerica will upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. SunAmerica will pay all stock transfer taxes applicable to the acceptance of shares of Series B Preferred pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

	 In order for a Soliciting Dealer to receive a solicitation fee, the Exchange Agent must have received from such Soliciting Dealer a properly completed and duly executed Notice of Solicited Tenders in the form attached hereto (or facsimile thereof) within 5 business days after expiration of the Offer.


	 Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth in the back cover of the Offering Circular/Prospectus.

					     Very truly yours,


					     MERRILL LYNCH & CO.




	 NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF SUNAMERICA, THE TRUST, THE TRUSTEES OF THE TRUST, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.



			  NOTICE OF SOLICITED TENDERS

	 List below the number of shares of Series B Preferred whose tender you have solicited. All shares of Series B Preferred beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the tables below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the shares of Series B Preferred in a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY EXCHANGE AGENT."

	 ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE OFFERING
CIRCULAR/PROSPECTUS. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE OFFERING CIRCULAR/PROSPECTUS.


      SOLICITED TENDERS OF SHARES OF SERIES B PREFERRED NOT BENEFICIALLY
			  OWNED BY SOLICITING DEALER

				  TO BE COMPLETED        TO BE COMPLETED       TO BE COMPLETED      TO BE COMPLETED
				 BY THE SOLICITING      BY THE SOLICITING          ONLY BY              ONLY BY
				      DEALER                 DEALER            EXCHANGE AGENT       EXCHANGE AGENT
										  NUMBER OF               FEE
				 NUMBER OF SHARES          VOI TICKET              SHARES             $      PER
												   -----------------
     BENEFICIAL OWNERS               TENDERED                NUMBER*              ACCEPTED               SHARE
Beneficial Owner No. 1......
				-------------------    -------------------    -----------------    -----------------
Beneficial Owner No. 2......
				-------------------    -------------------    -----------------    -----------------
Beneficial Owner No. 3......
				-------------------    -------------------    -----------------    -----------------
Beneficial Owner No. 4......
				-------------------    -------------------    -----------------    -----------------
Beneficial Owner No. 5......
				-------------------    -------------------    -----------------    -----------------
  Total.....................
				-------------------    -------------------    -----------------    -----------------

*  Complete if shares of Series B Preferred delivered by book-entry transfer.

	SOLICITED TENDERS OF SHARES OF SERIES B PREFERRED BENEFICIALLY
			  OWNED BY SOLICITING DEALER

		     TO BE COMPLETED        TO BE COMPLETED       TO BE COMPLETED      TO BE COMPLETED
		    BY THE SOLICITING      BY THE SOLICITING          ONLY BY              ONLY BY
			 DEALER                 DEALER            EXCHANGE AGENT       EXCHANGE AGENT
								     NUMBER OF               FEE
		    NUMBER OF SHARES          VOI TICKET              SHARES             $      PER
										      -----------------
			TENDERED                NUMBER*              ACCEPTED               SHARE
		   -------------------    -------------------    -----------------    -----------------
		   -------------------    -------------------    -----------------    -----------------
		   -------------------    -------------------    -----------------    -----------------
		   -------------------    -------------------    -----------------    -----------------
		   -------------------    -------------------    -----------------    -----------------
 Total.........
		   -------------------    -------------------    -----------------    -----------------


*  Complete if shares of Series B Preferred delivered by book-entry transfer.

	 All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

	 The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offering Circular/Prospectus; (iii) in soliciting tenders of shares of Series B Preferred, it has used no soliciting materials other than those furnished by SunAmerica or the Trust; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.

	 The undersigned hereby certifies that the shares of Series B Preferred beneficially owned by the Soliciting Dealer and tendered in connection herewith were acquired by the Soliciting Dealer (x) after the commencement of the Offer, (y) at a price not in excess of $____ per share of Series B Preferred and (z) from a holder solicited by the Soliciting Dealer. For purposes of clause (z), "solicited" shall mean direct contact (other than the mailing of the Offer materials) with the holder relating to the tender of shares of Series B Preferred beneficially owned by the holder that resulted in the purchase by the Soliciting Dealer of such shares of Series B Preferred.




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